Exhibit 99.1

Orexigen Therapeutics Announces Promotions of Tom Cannell to COO and Jason Keyes to CFO

San Diego, June 8, 2016 – Orexigen Therapeutics, Inc. (Nasdaq: OREX) today announced the promotions of Thomas Cannell, D.V.M., to Executive Vice President, Chief Operating Officer, and Global Commercial Products and Jason Keyes to Senior Vice President, Chief Financial Officer.

The Company’s senior executive and commercial leadership team is now in place to manage an effective and efficient U.S. sales and marketing organization and a growing number of alliances around the world for ex-U.S. commercialization of Contrave® (naltrexone HCl / bupropion HCl extended release) and Mysimba®, as the drug is known in Europe. In March 2016, Orexigen announced the agreement to acquire full United States rights to Contrave following a six-month transition period. Orexigen is preparing to assume U.S. commercialization of the product later this year.

Tom Cannell’s promotion to COO and President of Global Commercial Products provides a single point of accountability for global revenue and key related activities, including Contrave sales in the United States and the establishment and management of Contrave / Mysimba alliances around the world. Cannell joined Orexigen as Executive Vice President, Chief Commercial Officer in 2015 after 27 years at Merck & Co. Inc. where he held senior leadership positions in global commercialization, consumer marketing, and sales operations and management. At Merck, Cannell’s assignments included President of Merck Canada (2012 – 2014) and Head of Marketing and Strategy for MSD Japan (2010-2012). Earlier he served in general manager roles for a U.S. sales division, as leader of a Merck business unit, managing a multi-billion dollar product portfolio and thousands of employees, and as General Manager, New Commercial Model, U.S., where he designed and successfully piloted an innovative, customer-centric commercial model for Merck’s U.S. business. Cannell holds a Bachelor of Science degree in Veterinary Science and a Doctor of Veterinary Medicine degree from Washington State University. He has also served in the U.S. Army Reserves (currently inactive) since 1987.

Jason Keyes’ promotion to CFO provides Orexigen’s senior leadership team with an accomplished executive with 15 years experience in finance and strategy. Keyes, a San Diego native, joined Orexigen in 2013 and most recently served as Vice President of Finance, leading the Company’s financial planning and partnership finance functions and serving as a key financial advisor to executive management setting corporate business and financial strategy. Prior to joining Orexigen, Keyes was Senior Director of Finance at Amylin Pharmaceuticals, Inc., which was acquired by Bristol Myers Squibb in 2012. Previously he worked in finance and corporate strategy at Amgen, Inc. and at Baxter Healthcare Corporation. He is also a licensed professional engineer and has six years of experience in the environmental engineering industry. Keyes holds Bachelor of Science and Master of Science degrees in Civil Engineering from Stanford University and a Master of Business Administration degree from the Anderson School at the University of California, Los Angeles.

“We are continuing to refine our organizational structure and leadership team to fit the needs of Orexigen as the Company prepares to relaunch Contrave with its own dedicated sales force and begins to generate revenue from a growing number of global alliances. Jason Keyes has distinguished himself with his finance and leadership skills, and we are very pleased to promote him to Chief Financial Officer,” said Mike Narachi, Orexigen CEO. “Under Tom Cannell’s leadership, Orexigen has rapidly built a talented and experienced U.S. sales and marketing organization to execute our commercial plans for Contrave. Tom also provides instrumental strategic input and oversight of our commercial activities and alliances outside the U.S. The expansion of Tom’s role and responsibilities consolidates under his leadership key activities supporting all global revenue generation.”

About CONTRAVE (naltrexone HCl / bupropion HCl extended release)

CONTRAVE, approved by the United States Food and Drug Administration in September 2014, is indicated for use as an adjunct to a reduced-calorie diet and increased physical activity for chronic weight management in adults with an initial body mass index (BMI) of 30 kg/m2 or greater (obese), or 27 kg/m2 or greater (overweight) in the presence of at least one weight-related comorbid condition (e.g., hypertension, type 2 diabetes mellitus or dyslipidemia).

The exact neurochemical effects of CONTRAVE leading to weight loss are not fully understood. CONTRAVE has two components: naltrexone, an opioid antagonist, and bupropion, a relatively weak inhibitor of the neuronal reuptake of dopamine and norepinephrine. Nonclinical studies suggest that naltrexone and bupropion have effects on two separate areas of the brain involved in the regulation of food intake: the hypothalamus (appetite regulatory center) and the mesolimbic dopamine circuit (reward system).

Four 56-week multicenter, double-blind, placebo-controlled Phase 3 clinical trials were conducted to evaluate the effect of CONTRAVE in conjunction with lifestyle modification in 4,536 subjects randomized to CONTRAVE or placebo. In these studies, the most common adverse reactions (>5 percent) seen in patients taking CONTRAVE included nausea, constipation, headache, vomiting, dizziness, insomnia, dry mouth, and diarrhea.

Important Safety Information

WARNING: SUICIDAL THOUGHTS AND BEHAVIORS; AND NEUROPSYCHIATRIC REACTIONS

Suicidality and Antidepressant Drugs

CONTRAVE is not approved for use in the treatment of major depressive disorder or other psychiatric disorders. CONTRAVE contains bupropion, the same active ingredient as some other antidepressant medications (including, but not limited to, WELLBUTRIN, WELLBUTRIN SR, WELLBUTRIN XL, and APLENZIN). Antidepressants increased the risk of suicidal thoughts and behavior in children, adolescents, and young adults in short-term trials. These trials did not show an increase in the risk of suicidal thoughts and behavior with antidepressant use in subjects over age 24; there was a reduction in risk with antidepressant use in subjects aged 65 and older. In patients of all ages who are started on CONTRAVE, monitor closely for worsening, and for the emergence of suicidal thoughts and behaviors. Advise families and caregivers of the need for close observation and communication with the prescriber. CONTRAVE is not approved for use in pediatric patients.

Neuropsychiatric Reactions in Patients Taking Bupropion for Smoking Cessation Serious neuropsychiatric reactions have occurred in patients taking bupropion for smoking cessation. The majority of these reactions occurred during bupropion treatment, but some occurred in the context of discontinuing treatment. In many cases, a causal relationship to bupropion treatment is not certain, because depressed mood may be a symptom of nicotine withdrawal. However, some of the cases occurred in patients taking bupropion who continued to smoke. Although CONTRAVE is not approved for smoking cessation, observe all patients for neuropsychiatric reactions. Instruct the patient to contact a healthcare provider if such reactions occur.

Contraindications

CONTRAVE is contraindicated in: uncontrolled hypertension; seizure disorder or a history of seizures; use of other bupropion-containing products; bulimia or anorexia nervosa, which increase the risk for seizure; chronic opioid or opiate agonist (eg, methadone) or partial agonists (eg, buprenorphine) use, or acute opiate withdrawal; patients undergoing an abrupt discontinuation of alcohol, benzodiazepines, barbiturates, and antiepileptic drugs; use during/within 14 days following treatment with monoamine oxidase inhibitors (MAOIs)—there is an increased risk of hypertensive reactions when CONTRAVE is used concomitantly with MAOIs and use with reversible MAOIs such as linezolid or intravenous methylene blue is also contraindicated; known allergy to any component of CONTRAVE anaphylactoid/anaphylactic reactions and Stevens-Johnson syndrome have been reported; pregnancy.

WARNINGS AND PRECAUTIONS

Suicidal Behavior and Ideation

All patients being treated with antidepressants for any indication should be monitored appropriately and observed closely for clinical worsening, suicidality, and unusual changes in behavior, especially during the initial few months of a course of drug therapy, or at times of dose changes, either increases or decreases. This warning applies to CONTRAVE because one of its components, bupropion, is a member of an antidepressant class.

Consideration should be given to changing the therapeutic regimen, including possibly discontinuing the medication, in patients whose depression is persistently worse, or who are experiencing emergent suicidality or symptoms that might be precursors to worsening depression or suicidality, especially if these symptoms are severe, abrupt in onset, or were not part of the patient’s presenting symptoms.

Families and caregivers of patients being treated with antidepressants for major depressive disorder or other indications, both psychiatric and nonpsychiatric, should be alerted about the need to monitor patients for the emergence of anxiety, agitation, irritability, unusual changes in behavior, and other symptoms, as well as the emergence of suicidality, and to report such symptoms immediately to healthcare providers. Such monitoring should include daily observation by families and caregivers. Prescriptions for CONTRAVE should be written for the smallest quantity of tablets consistent with good patient management, in order to reduce the risk of overdose.

Neuropsychiatric Symptoms and Suicide Risk in Smoking Cessation Treatment

CONTRAVE is not approved for smoking cessation treatment, but serious neuropsychiatric symptoms have been reported in patients taking bupropion for smoking cessation. These have included changes in mood (including depression and mania), psychosis, hallucinations, paranoia, delusions, homicidal ideation, hostility, agitation, aggression, anxiety, and panic, as well as suicidal ideation, suicide attempt, and completed suicide. Observe patients for the occurrence of neuropsychiatric reactions. Instruct patients to contact a healthcare professional if such reactions occur.

Seizures

CONTRAVE can cause seizures. The risk of seizure is dose-related. Discontinue treatment and do not restart CONTRAVE in patients who experience a seizure. Caution should be used when prescribing CONTRAVE to patients with predisposing factors that may increase the risk of seizure, including: history of head trauma or prior seizure, severe stroke, arteriovenous malformation, central nervous system tumor or infection, or metabolic disorders (eg, hypoglycemia, hyponatremia, severe hepatic impairment, and hypoxia); excessive use of alcohol or sedatives, addiction to cocaine or stimulants, or withdrawal from sedatives; patients with diabetes treated with insulin and/or oral diabetic medications (sulfonylureas and meglitinides) that may cause hypoglycemia; concomitant administration of medications that may lower the seizure threshold, including other bupropion products, antipsychotics, tricyclic antidepressants, theophylline, systemic steroids.

Clinical experience with bupropion suggests that the risk of seizure may be minimized by adhering to the recommended dosing recommendations, in particular: the total daily dose of CONTRAVE does not exceed 360 mg of the bupropion component (ie, four tablets per day); the daily dose is administered in divided doses (twice daily); the dose is escalated gradually; no more than two tablets are taken at one time; coadministration of CONTRAVE with high-fat meals is avoided; if a dose is missed, a patient should wait until the next scheduled dose to resume the regular dosing schedule.

Patients Receiving Opioid Analgesics

Vulnerability to Opioid Overdose: CONTRAVE should not be administered to patients receiving chronic opioids, due to the naltrexone component, which is an opioid receptor antagonist. If chronic opiate therapy is required, CONTRAVE treatment should be stopped. In patients requiring intermittent opiate treatment, CONTRAVE therapy should be temporarily discontinued and lower doses of opioids may be needed. Patients should be alerted that they may be more sensitive to opioids, even at lower doses, after CONTRAVE treatment is discontinued. An attempt by a patient to overcome any naltrexone opioid blockade by administering large amounts of exogenous opioids is especially dangerous and may lead to a fatal overdose or life-threatening opioid intoxication (eg, respiratory arrest, circulatory collapse). Patients should be told of the serious consequences of trying to overcome the opioid blockade.

Precipitated Opioid Withdrawal: An opioid-free interval of a minimum of 7 to 10 days is recommended for patients previously dependent on short-acting opioids, and those patients transitioning from buprenorphine or methadone may need as long as two weeks. Patients should be made aware of the risks associated with precipitated withdrawal and encouraged to give an accurate account of last opioid use.

Increase in Blood Pressure (BP) and Heart Rate (HR)

CONTRAVE can cause an increase in systolic BP, diastolic BP, and/or resting HR. These events were observed in both patients with and without evidence of preexisting hypertension. In clinical practice with other bupropion-containing products, hypertension, in some cases severe and requiring acute treatment, has been reported. Blood pressure and pulse should be measured prior to starting therapy with CONTRAVE and should be monitored at regular intervals consistent with usual clinical practice, particularly among patients with cardiac or cerebrovascular disease and/or with controlled hypertension prior to treatment.

Allergic Reactions

Anaphylactoid/anaphylactic reactions and symptoms suggestive of delayed hypersensitivity have been reported with bupropion, as well as rare spontaneous reports of erythema multiforme, Stevens-Johnson syndrome, and anaphylactic shock. Instruct patients to discontinue CONTRAVE and consult a healthcare provider if they develop an allergic or anaphylactoid/anaphylactic reaction (eg, skin rash, pruritus, hives, chest pain, edema, or shortness of breath) during this treatment.

Hepatotoxicity

Cases of hepatitis, clinically significant liver dysfunction, and transient asymptomatic hepatic transaminase elevations have been observed with naltrexone exposure. Patients should be warned of the risk of hepatic injury and advised to seek medical attention if they experience symptoms of acute hepatitis. CONTRAVE should be discontinued in the event of symptoms/signs of acute hepatitis.

Activation of Mania

Bupropion, a component of CONTRAVE, is a drug used for the treatment of depression. Antidepressant treatment can precipitate a manic, mixed, or hypomanic episode. The risk appears to be increased in patients with bipolar disorder or who have risk factors for bipolar disorder. Prior to initiating CONTRAVE, screen patients for history of bipolar disorder and the presence of risk factors for bipolar disorder (eg, family history of bipolar disorder, suicide, or depression). CONTRAVE is not approved for use in treating bipolar depression.

Angle-Closure Glaucoma

The pupillary dilation that occurs following use of many antidepressant drugs, including bupropion, may trigger an angle-closure attack in a patient with anatomically narrow angles who does not have a patent iridectomy.

Hypoglycemia with Use of Antidiabetic Medications

Weight loss may increase the risk of hypoglycemia in patients with type 2 diabetes mellitus treated with insulin and/or insulin secretagogues (eg, sulfonylureas). Measurement of blood glucose levels prior to starting CONTRAVE and during CONTRAVE treatment is recommended in patients with type 2 diabetes. Decreases in medication doses for antidiabetic medications which are non-glucose-dependent should be considered to mitigate the risk of hypoglycemia.

Adverse Reactions

Most common adverse reactions (> 5%) include: nausea (32.5%), constipation (19.2%), headache (17.6%), vomiting (10.7%), dizziness (9.9%), insomnia (9.2%), dry mouth (8.1%), and diarrhea (7.1%).

Drug Interactions

Increased risk of hypertensive reactions can occur when CONTRAVE is used concomitantly with MAOIs. Use caution and consider dose reduction of drugs metabolized by CYP2D6 when using with CONTRAVE. Avoid concomitant use with CYP2B6 inducers. Reduce CONTRAVE dose when taken with CYP2B6 inhibitors. Dose CONTRAVE with caution when used with drugs that lower seizure threshold. Use caution and monitor for CNS toxicity when using CONTRAVE concomitantly with dopaminergic drugs (levodopa and amantadine). CONTRAVE can cause false positive urine test results for amphetamines.

Indication

CONTRAVE is indicated as an adjunct to a reduced-calorie diet and increased physical activity for chronic weight management in adults with an initial body mass index (BMI) of:

*	30 kg/m2 or greater (obese) or

*	27 kg/m2 or greater (overweight) in the presence of at least one weight-related comorbid condition (e.g., hypertension, type 2 diabetes mellitus, or dyslipidemia)

Limitations of Use

The effect of CONTRAVE on cardiovascular morbidity and mortality has not been established. The safety and effectiveness of CONTRAVE in combination with other products intended for weight loss, including prescription drugs and over-the-counter drugs, and herbal preparations, have not been established.

Please see accompanying full Prescribing Information and Medication Guide for CONTRAVE.

You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch, or call 1-800-FDA-1088.

CONTRAVE® is a trademark of Orexigen Therapeutics, Inc. registered with the U.S. Patent and Trademark Office and used under license by Takeda Pharmaceuticals America, Inc. All other trademarks are the property of their respective owners.

About Orexigen Therapeutics

Orexigen Therapeutics, Inc. is a biopharmaceutical company focused on the treatment of obesity. Orexigen’s first product, Contrave® (naltrexone HCl and bupropion HCl extended release), was approved in the United States in September 2014 and became the most prescribed branded obesity medication in the United States in June 2015. In Europe, the drug has been approved under the brand name Mysimba® (naltrexone HCl/ bupropion HCl prolonged release). Orexigen is undertaking a range of development and commercialization activities, both on its own and with strategic partners, to bring Contrave / Mysimba to patients around the world. Further information about Orexigen can be found at www.orexigen.com

Forward-Looking Statements

Orexigen cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “should,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on our current beliefs and expectations. These forward-looking statements include statements regarding: plans to relaunch Contrave in the United States; plans to generate revenue from global alliances; abilities to manage an effective and efficient U.S. sales and marketing organization; and abilities to enter into global alliances for commercialization of Contrave outside the United States. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ materially from those expressed or implied in this release due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: the potential that the marketing and commercialization of Contrave will not be successful, particularly in the U.S. following the transition from Takeda; the capabilities of our existing distribution partners and the ability to obtain partnerships and marketing authorizations globally; competition in the global obesity market, particularly from existing therapies; additional analysis of the interim results or the final data from the terminated Light Study, including safety-related data, and the additional CVOT may produce negative or inconclusive results, or may be inconsistent with the conclusion that the interim analysis was successful; our ability to retain ownership of Contrave and Mysimba and create value in certain markets outside of the United States; our ability to adequately inform consumers about Contrave; our ability to successfully commercialize Contrave with a specialty sales force in the United States; our ability to obtain and maintain global intellectual property protection for Contrave and Mysimba; legal or regulatory proceedings against Orexigen, as well as potential reputational harm, as a result of misleading public claims about Orexigen; the therapeutic and commercial value of Contrave; our ability to successfully acquire, develop and market additional product candidates or approved products; our ability to maintain sufficient capital to fund our operations for the foreseeable future; estimates of the capacity of manufacturing and other facilities to support Contrave; the potential for a Delaware court to determine that one or more of the patents are not valid or that Actavis’ proposed generic product is not infringing each of the patents at issue; and other risks described in Orexigen’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-

looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof, except as required by law. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 6, 2016 and its other reports, which are available from the SEC’s website (www.sec.gov) and on Orexigen’s website (www.orexigen.com) under the heading “Investors.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

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Orexigen Contact:	Media Contact:
McDavid Stilwell	Julie Normart
VP, Corporate Communications and Business Development	BrewLife
(858) 875-8629	(415) 946-1087
mstilwell@orexigen.com	jnormart@brewlife.com